UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 29, 2005

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue
Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2005, the Company amended and restated its indemnification agreements with its directors and executive officers to provide indemnification for any event or occurrence that takes place either prior to or after the execution of the amended and restated agreements, related to the fact that the indemnitee is or was a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other enterprise and that relates to the subject matter of the investigations referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 or any other investigation (whether or not the Company is a target of such investigation) by any government entity covering subject matter that is substantially similar to the subject matter of, or arises out of, the foregoing investigations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By: /s/ Philip V. Bancroft
Philip V. Bancroft
Chief Financial Officer

DATE: November 29, 2005